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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectus
constituting part of this Registration Statement on Form S-4 (No. 333-    ) of
NGC Corporation of our report on Accord Energy Limited dated March 21, 1997, which appears on pages 1-20 of Item 14 of NGC Corporation's 1996 Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE

PRICE WATERHOUSE
Chartered Accountants and Registered Auditors

London, England
August 27, 1997